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                                                                   EXHIBIT 3.124


Annex A

                                   BY-LAWS OF
                           PRIMARK CAPITAL GROUP, INC.
                   (formerly Hospital Satellite Network, Inc.)

                            A California Corporation

                            ------------------------

                                    ARTICLE I

                                     OFFICES

     SECTION 1.1 Principal Executive Office. The principal executive office of the corporation shall be located at 8251 Greensboro Drive, Suite 700, McLean, Virginia, 22102.

     SECTION 1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1 Annual Meeting. The annual meeting of stockholders shall be held each year on such day, and at such time and such place as shall be designated by the Board of Directors. At such meeting, the stockholders shall elect directors and transact such other busi-


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ness as may properly come before the meeting. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 2.2 Special Meetings. Except as otherwise prescribed by law, special meetings of the stockholders, for any purpose or purposes, may be called by the President or in his absence by the Vice President, or by the Secretary at the request of the Board of Directors. The notice of the special meeting shall state the time, place, and purposes of the proposed special meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

     SECTION 2.3 Place of Meetings. Each meeting of the stockholders for the election of directors shall be held at the principal executive office of the corporation in Los Angeles, California, unless the Board of Directors shall by resolution designate any other place, within or without the State of California as the place of such meeting. Hearings of stockholders for any other purpose may be held at any such place, within or without the State of California and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver thereof.


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     SECTION 2.4 Notice of Meetings. Except as otherwise provided by law, written notice of the time, place and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

     SECTION 2.5 Stockholder List. At least ten days before every meeting of stockholders, the officer or agent having charge of the stock transfer books shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of, and number of shares registered in the name of each. Such list shall be open to examination of any stockholder during ordinary business hours, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either at a place in the city where such meeting shall be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held; and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any such stockholder who may be present.



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     SECTION 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transactions of business, except as otherwise provided by law or these bylaws.

     SECTION 2.7 Proxies. At every meeting of stockholders, each stockholder has the right to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by the stockholder or his authorized agent or representative, and bearing a date not more than three (3) years prior to such meeting, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

     SECTION 2.8 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote unless otherwise provided in the Articles of Incorporation. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by



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provision of law or these bylaws, a different vote is required, in which case such provision shall govern and control the decision of such question. Directors of the corporation shall be elected by a plurality of the votes cast at an election.

     SECTION 2.9 Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     SECTION 2.10 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the minutes of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written



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consent shall be given to those stockholders who have not consented in writing.

     SECTION 2.11 Presiding Officers. The President, or in his absence, the Vice President, shall call the meeting of the stockholders to order and shall act as chairman thereof. In the absence of both the President and the Vice President, the stockholders present at the meeting shall elect a chairman. The Secretary shall act as a secretary of all meetings of stockholders. In the absence of the Secretary at any meeting of stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.1 Management Responsibility. The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law or by the Articles of Incorporation.

     SECTION 3.2 Number; Elections; Term. The number of members of the Board of Directors shall not be fewer than three (3) nor more than ten (10) and, within such limits, shall be determined and established from time to time by resolution adopted by the majority vote of the directors then in office. The directors shall be



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elected at the annual meeting of the stockholders, or at any adjournment thereof, or at special meetings of stockholders held in accordance with
Section 2.2 of Article II of these bylaws. Each director elected shall hold office until the succeeding annual meeting and until his successor shall be elected and shall qualify, or until his earlier resignation or removal.

     SECTION 3.3 Resignation and Vacancies. Any director may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining directors even though less than a quorum of the Board of Directors, or by the sole remaining director. A directorship to be filled because of an increase in the number of directors may be filled by the board for a term of office continuing only until the next election of directors by the stockholders.


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     SECTION 3.4 Meetings. Meetings of the Board of Directors may be called at any time by the President or the Secretary or by a majority of the Board of Directors. The directors shall be notified by telephone, telegraph or personally delivered notice of the time, place and purpose of all meetings of the Board at least forty-eight (48) hours prior to the time scheduled for said meeting with the exception of the annual meeting of the Board of Directors, for which no notice shall be provided, and which shall be held immediately after the annual meeting of the stockholders. Attendance of a director at a meeting constitutes a waiver of notice of said meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 3.5 Quorum. At each meeting of the Board of Directors, the presence of not less than a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be


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present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. A member of the Board may participate in any meeting of the Board, or of any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.5 constitutes presence in person at the meeting.

     SECTION 3.6 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same effect as a vote of the Board or committee for all purposes.

     SECTION 3.7 Salary and Expenses. Directors shall not receive any stated salary for their services as such. Members of the Board of Directors shall be allowed their reasonable travelling expenses when actually engaged in the business of the corporation. Members of any


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committee may be allowed like expenses for attending committee meetings. Nothing herein contained shall be construed as precluding any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     NOTICES

     SECTION 4.1 Manner of Notice to Directors. Whenever under the provisions of law, the Articles of Incorporation, or these bylaws, notice is required to be given to any director such notice may be given in writing by personal delivery to the business address of such director; and such notice shall be deemed to be given when it is thus delivered. Notice may also be given in writing by mail addressed to such director at his business address, and such notice shall be deemed to be given at the time when it is deposited in the United States mail in a sealed envelope, with first class postage affixed thereto. Notice to directors may also be given by telephone or telegram. It shall be the duty of every director to furnish the Secretary with his business address and to notify the Secretary of any change therein.



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     SECTION 4.2 Notice to Stockholders. Whenever under the provisions of law, the Articles of Incorporation, or these bylaws, notice is required to be given to any stockholder, that requirement of notice shall not be construed to require personal delivery, and such notice may be given, in writing, by mail addressed to such stockholder at the address of such stockholder as it appears in the stock transfer books of the corporation. Such notice shall be deemed to be given at the time when it is deposited in the United States mail in a sealed envelope, with first class postage affixed thereto.

     SECTION 4.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of law, the Articles of Incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

     SECTION 5.1 Officers and Official Positions. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors shall de-



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termine. Any two or more offices may be held by the same person.

     SECTION 5.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors. Each officer shall hold office for the term for which he is elected, and until his successor is elected or appointed and qualified, or until his earlier resignation or removal.

     SECTION 5.3 Removal or Resignation. Any officer may be removed with or without cause, by the Board of Directors at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.4 Vacancies. Any vacancy occurring in any office of the corporation because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 5.5 President. The President shall be the chief executive officer, and subject only to the Board of Directors shall direct and have general control



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of the management and operations of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors at which is he present.

     SECTION 5.6 Vice Presidents. The Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     SECTION 5.7 Secretary. The Secretary shall: (a) attend all meetings of the stockholders and of the Board of Directors, keep the minutes of the stockholders, the Board of Directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) have charge of the corporate records and of the seal of the corporation, and shall affix the seal to any instrument requiring it, and when so affixed, shall attest to it by his signature. He shall perform such other duties and have such other authority and powers as the Board of



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Directors may from time to time prescribe; or as the President may direct.

     SECTION 5.8 Treasurer. The Treasurer shall: (a) be responsible to the Board of Directors for the collection, receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as the Board of Directors shall designate; (c) endorse all commercial documents for or on behalf of the corporation; (d) disburse the funds of the corporation as ordered by the Board of Directors or the President or as required in the ordinary conduct of the business of the corporation; (e) render to the President or the Board of Directors, upon request, an account of all his transactions as Treasurer and a report on the financial condition of the corporation; and (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the President, or these bylaws. If required by the Board of Directors or the President, the Treasurer shall give a bond for the faithful discharge of his du-



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ties in such form, and with such surety or sureties, as the Board of Directors or the President shall determine.

     SECTION 5.9 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, perform all functions and duties which such absent officer shall delegate; but such delegation shall in no wise relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required, by the Board of Directors, or the President, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the Board of Directors or the President shall determine.


                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                            AGENTS AND OTHERS PERSONS

     SECTION 6.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or other-



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wise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an "Agent"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to



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provide broader indemnification rights than were permitted prior thereto)
against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in any Proceeding (hereafter "Expenses"). The right to indemnification conferred in this Article shall be a contract right. It is the corporation's intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the California General Corporation Law, as authorized by the corporation's Articles of Incorporation.

     SECTION 6.2 Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the California General Corporation Law, as



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amended, such expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

     SECTION 6.3 Right of Claimant to Bring Suit. If a claim under Section 6.1 or 6.2 of these bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an



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action brought to enforce a claim for expenses incurred in defending a
Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation.

     SECTION 6.4 Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.



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     SECTION 6.5 Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemmify the Agent against such Expense under applicable law or the provisions of this Article, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the California General Corporation Law, as amended.

     SECTION 6.6 Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     SECTION 6.7 Settlement of Claims. The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity,



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at its expense, to participate in the defense of such action.

     SECTION 6.8 Effect of Amendment. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

     SECTION 6.9 Subrogation. In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

     SECTION 6.10 No Duplication of Payments. The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.



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                                   ARTICLE VII

                            CERTIFICATES OF STOCK AND
                                 THEIR TRANSFER

     SECTION 7.1 Certificates of Stock. Every stockholder shall be entitled to a certificate, in such form as the Board of Directors shall from time to time approve, signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar as of the date of such issue.

     SECTION 7.2 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit by the person claiming the certificate to be lost, stolen, or destroyed as to his ownership of the certificate and of the facts as to its loss, theft, or destruction.



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     SECTION 7.3 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.4 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of



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Directors may fix a new record date for the adjourned meeting.

     SECTION 7.5 Record Ownership of Stock. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have notice thereof, except as otherwise expressly provided by the laws of California.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Dividends. Subject to the statutes of the State of California, the Board of Directors may declare and pay dividends or make other distributions in cash, its securities, or its property.

     SECTION 8.2 Books and Records. The corporation shall keep current and complete books and records of account and shall keep minutes of the proceedings of the stockholders and Board of Directors, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its stockholders, the names and addresses of all stockholders and the number and class of the shares held by each.



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     SECTION 8.3 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.4 Fiscal Year. The fiscal year of the corporation shall be the calendar year.

     SECTION 8.5 Seal. The corporation shall have a corporate seal in a form which shall be approved by the Board of Directors.

     SECTION 8.6 Voting of Stock. Unless otherwise ordered by the Board of Directors, the President or any Vice President of the corporation shall have full power and authority to act and vote, in the name and on behalf of this corporation, at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and shall have full power and authority to execute, in the name of and on behalf of this corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any meeting the person or person so



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designated shall possess and exercise any and all of the rights and powers incident to the ownership of such stock.

     SECTION 8.7 Amendment of Bylaws. These bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present by a majority vote of the directors. Nothing in this Article VIII shall be construed to limit the power of the stockholders to amend, alter or rescind any of the bylaws of the corporation.


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